UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VISCOUNT SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	88-0498783
(State or Other Jurisdiction of	(IRS Employer Identification
Incorporation or	Number)
Organization)

4585 Tillicum Street, Burnaby, British Columbia, Canada V5J 3J9
(Address of Principal Executive Offices)

AMENDED 2003 STOCK OPTION PLAN
(Full Title of the Plan)

Nevada Agency and Trust Co.
50 West Liberty St., Suite 880
Reno, Nevada 89501
(775) 322-0626
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount to	Offering	Aggregate	Amount of
Title of Each Class of	be	Price Per	Offering	Registration
Securities to be Registered(1)	Registered	Share(2)	Price	Fee

Common Stock $0.001 par value	335,510	$0.40	$134,204	$4.12

(1)      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers (a) an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein, and (b) any additional shares of common stock which become issuable under the employee benefit plan described herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)      Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers 335,510 additional common shares for issuance under the Registrant's Stock Option Plan as amended. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 (Registration No. 333-111620) filed by the Registrant with the Securities and Exchange Commission on December 30, 2003.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS.

Exhibit	Description
4.1	2003 Stock Option Plan[1]

4.2	Amendment to the 2003 Stock Option Plan

5.1	Opinion of Counsel

23.1	Consent of Independent Accountant

23.2	Consent of Counsel (see Exhibit 5.1)

[1]   Incorporated by reference to the Form S-8 (File No. 333-111620) filed with the SEC on December 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burnaby, British Columbia this 16th day of July, 2007.

/s/ Stephen Pineau
By:

Stephen Pineau, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Pineau with the power of substitution, his attorney-in-fact, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that his substitute, may do or choose to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ Stephen Pineau
	President, Chief Executive	July 16, 2007
Stephen Pineau	Officer, Principal Accounting
Officer, Director
/s/ Greg Shen
	Director	July 16, 2007
Greg Shen